BAKER DONELSON BEARMAN, CALDWELL & BERkowitz, PC Tonya Mitchem Grindon, Shareholder Direct Dial: 615.726.5607 Direct Fax: 615.744.5607 E-Mail Address: tgrindon@bakerdonelson.com	baker donelson center, suite 800 211 commerce street nashville, tennessee 37201 mailing address: p.o. box 190613 nashville, tennessee 37219 phone:615.726.5600
www.bakerdonelson.com

June 12, 2017

Exhibit 5.1

GTJ REIT, Inc.

60 Hempstead Avenue

West Hempstead, NY  11552

Re:	The GTJ REIT, Inc. 2017 Incentive Award Plan – Registration Statement on Form S-8 for 2,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Maryland counsel for GTJ REIT, Inc. (the “Company”), a corporation incorporated under the laws of the State of Maryland, in connection with the registration under the Securities Act of 1933, as amended, (the “Securities Act”), on Form S-8 (the “Registration Statement”) of 2,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to be issued under The GTJ REIT, Inc. 2017 Incentive Award Plan (the “Plan”).  As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.  We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion letter, we have reviewed and examined copies of the following documents:

A.	The Registration Statement;
B.	The Plan;
C.	The Amended and Restated Articles of Incorporation of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (“SDAT”);
D.	The Bylaws of the Company, as amended (the “Bylaws”), certified as of the date hereof by an officer of the Company;
E.	Resolutions adopted by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company and resolutions adopted by the

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June 12, 2017

Board, both of which relate to, among other matters, the Plan and the issuance of the Shares (collectively, the “Resolutions”), certified as of the date hereof by an officer of the Company;
F.	A certificate of the inspector of election for the annual stockholders meeting held June 8, 2017 whereby a majority of the votes cast approved the Plan;
G.	A certificate of an officer of the Company regarding certain matters related to this opinion (the “Certificate”);
H.

A certificate of SDAT dated June 9, 2017 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and

I.	Such other documents and matters as we have deemed necessary or appropriate, in our professional judgment, to render this opinion, in connection with providing this opinion letter.

As to any facts or questions of fact material to the opinion expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company.  We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinion set forth below, we have assumed, without independent investigation or inquiry, that:

A.	Each natural person executing any of the documents that we have reviewed is legally competent to do so.
B.

All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified or photostatic copies, facsimile copies, portable document file (“pdf”) or other electronic image format copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (including signatures on photocopies, facsimile copies, pdf and electronic image format copies) are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise.

C.

All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

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June 12, 2017

D.	The persons identified to us as officers of the Company are actually serving as such and any certificates representing the Shares will be properly executed by one or more such persons.
E.	At the time of the issuance of any Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such Shares are issued.
F.

The issuance, and certain terms, of the securities which are exercisable or convertible into Shares and the Shares to be issued by the Company from time to time will be authorized and approved by the Compensation Committee and/or the Board, as applicable, in accordance with the Maryland General Corporation Law, the Charter and the Bylaws.

G.

Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

H.

Each stock award, right or other security granted under the Plan pursuant to which Shares may be issued (each, an “Award”), will be duly authorized and validly granted in accordance with the Plan and any such Shares will be so issued in accordance with the terms of the Plan and any applicable rights agreement or other award agreement entered into in connection with the grant of such Award (each, an “Award Agreement”).

I.

Any resolutions approving the Plan and authorizing the Company to issue and sell any Shares or securities exercisable for or convertible into Shares are, and will be, in full force at all times at which any Shares or securities exercisable for or convertible into Shares are issued by the Company.

J.	None of the Shares will be issued in violation of the restrictions on ownership and transfer set forth in Section 5.8 of the Charter.
K.	No Shares will be issued until the Registration Statement has become effective and the Registration Statement and any amendment thereto will remain effective at the time any Shares are issued.
L.	The Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Shares are issued.
M.

With respect to the minutes of any meetings of the Compensation Committee and/or the Board and/or the Company's stockholders that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, and having regard for such legal considerations as we deem relevant, it is our opinion, as of the date of this letter, that upon the issuance and delivery of the Shares in the manner and for the consideration described in the Plan and in any Award Agreement entered into by participants

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June 12, 2017

in the Plan with the Company as contemplated by the Plan, the Shares will be legally issued, fully paid and nonassessable.

In addition to the qualifications set forth above, this opinion is subject to the additional assumptions, qualification and limitations as follows:

a)

The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction.  The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof.  The opinion expressed in this letter is limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

b)

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as Exhibit 5 to the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

BAKER, DONELSON, BEARMAN

CALDWELL & BERKOWITZ, PC

By: /s/ Tonya Mitchem Grindon

Tonya Mitchem Grindon, Shareholder